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Lloyds Bank
Commercial
Service



PRIVATE & CONFIDENTIAL
The Directors,
Adaytum KPS Software Limited,
13 Great George Street,
Bristol,
BS1 5RR

Your Ref:                Our Ref:  ACS/GDP       4 March 1999

Dear Sirs,

OVERDRAFT FACILITY

We, Lloyds Bank Plc., ("the Bank") are pleased to offer to Adaytum KPS Software Limited an overdraft facility on account number 1591004 on the following terms and conditions:

AMOUNT

The maximum aggregate amount outstanding under the facility at any one time (calculated on the basis of cleared funds) shall trot exceed L200,000.

AVAILABILITY

Any amounts from time to time owing under the facility are repayable on demand, but it is the Bank's present intention to make the facility available until 31st October 1999, or such later date as may from time to time be advised in writing by the Bank. All monies from time to time owing to the Bank under this facility shall be repaid no later than the agreed expiry date. The amounts owing at any time may include interest, costs or charges debited to the account in accordance with the terms of this letter.

INTEREST

Interest will be payable on amounts owing up to the aforesaid limit at 3% per annum over the Bank's Base Rate from time to time (currently 8.5% per annum in total).

Interest will be payable on amounts owing in excess of the agreed limit at Lloyds Bank Unauthorised Overdraft Rate (presently 2% per month, Equivalent Annual Rate 24%).

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Interest will be debited to the account monthly in arrears (normally on the
20th of each month or on the next working day), and additionally on the date upon which the facility ceases to be available.

The interest rates may be varied (either up or down) by the Bank at any time. Notice of changes will be displayed in the branch of the Bank where your account is held.

COSTS AND CHARGES

Service charges will be payable on the account monthly at the rate of 65p per entry.

In addition further charges will be payable for other services provided as shown in the enclosed tariff leaflet.

These charges will be debited to the account and may be varied by the Bank at any time and notice of changes will be advised to you.

An arrangement fee of L1,000 is payable. This will be debited to the account in the next few days.

All costs and expenses incurred by the Bank in preserving or enforcing the security referred to below shall be debited to the account under advice to you.

SECURITY

It is a condition of the facility that amounts owing shall be secured by the following.

1.       an unlimited debenture dated 23rd January 1995.

2.       an unlimited all moneys guarantee dated 24th November 1997 from Adaytum
         Ltd.

FINANCIAL INFORMATION

Whilst the facility remains available you should provide to the Bank copies of:

(a)      your audited annual accounts, and

(b) your monthly management accounts, including an age analysis of debtors and creditors,

as soon as possible after the end of the period to which they relate which shall not be later than 150 days in respect of your annual accounts or 30 days in respect of your management accounts from the end of each relevant period.

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The figures so provided should demonstrate that the aggregate value of your good book debts, cash in hand, quoted investments and stock in trade (unaffected by retention of title claims) equals or exceeds 200% of your liabilities to the Bank.

PERIOD OF OFFER

Please confirm your acceptance of the facility offered by returning the attached duplicate of this letter with the acknowledgement signed in accordance with the Bank Mandate currently held by the Bank. If such confirmation is not received by this office by 31st March 1998, the offer will lapse.

Yours faithfully,
For and on behalf of Lloyds Bank Plc.


Carl Stafford
Manager


We hereby acknowledge and accept the terms of your offer dated 4th March 1999, of which this is a duplicate and agree all the terms and conditions therein contained.

For and on behalf of Adaytum KPS Software Limited

Signed by      Mark Stimpson                         (name)
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               /s/ Mark Stimpson                     (signature)*
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               March 22, 1999                        (date)
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For and on behalf of Adaytum KPS Software Limited

Signed by      J. Williams                           (name)
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               /s/ J. Williams                       (signature)*
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               March 22, 1999                        (date)
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* to be signed in accordance with the account mandate held by the Bank.